Exhibit 23.2

Consent of Registered Independent Public Accounting Firm

We hereby consent to the inclusion in this Amendment No. 3 to Registration Statement on Form S-4 and the related prospectus of our report dated March 28, 2017, on our audit of the consolidated financial statements of Brekford Traffic Safety, Inc., fka Brekford Corp., as of and for the year ended December 31, 2016. We also consent to the reference to our firm under the captions “Experts” in such Registration Statement.

/s/ BD & Company

BD & Company, Inc.

Owings Mills, MD

July 21, 2017